UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2011

Date of Report (Date of earliest event reported)

FLEXPOINT SENSOR SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-24368 (Commission File Number)	87-0620425 (IRS Employer Identification No.)
106 West Business Park Drive, Draper, Utah (Address of principal executive offices)		84020 (Zip code)

Registrant’s telephone number, including area code:  801-568-5111

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02  Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On or about January 25, 2011 the Board of Directors of the Company concluded that the Company's financial statements for the three months and the nine months ended September 30, 2010 should no longer be relied upon because of typographical errors on the Condensed Consolidated Balance Sheets.  Specifically, numbers were truncated for Property and Equipment, Patents and Proprietary Technology, Goodwill, and Total Assets which caused them to be incorrectly stated in the previously published quarterly report. The typographical errors resulted in an understatement of Property and Equipment of $300,000, an understatement of Patents and Proprietary Technology of $700,000, and understatement of Goodwill of $5,300,000, resulting in an understatement of Total Assets of $6,000,000.  These truncated numbers were the only errors found in the review of the previously published report.

Accordingly, these errors require material changes to our financial statements for the three months and the nine months ended September 30, 2010.

Our Chief Financial Officer discussed with our independent accountant, Mantyla McReynolds, LLC, Certified Public Accountants, the matters disclosed in this current report.  We will prepare an amendment to the Form 10-Q for the three months and the nine months ended September 30, 2010 and will file it as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2011	FLEXPOINT SENSOR SYSTEMS, INC. By: /s/ Clark M. Mower Clark M. Mower President and Chief Executive Officer

2